Exhibit 99.1

EARL SCHEIB, INC.

News Release

(for immediate release)

Company Contact:	John K. Minnihan

Vice President - Finance

(818) 981-9992 ext. 120

EARL SCHEIB ANNOUNCES SEVENTH CONSECUTIVE QUARTER OF
IMPROVED OPERATING RESULTS FOR THIRD QUARTER FISCAL 2005

Sherman Oaks, CA, March 14, 2005 – Earl Scheib, Inc. (AMEX:ESH) reported its results for the third quarter and nine months ended January 31, 2005 of the fiscal year ending April 30, 2005.    Historically, the third quarter has been the most difficult quarter of the Company’s industry because of adverse winter weather and the holiday season.

Net sales for the third quarter of fiscal 2005 were $9,732,000, an increase of 8.1% from the third quarter of fiscal 2004 net sales of $9,001,000 despite the Company operating six fewer retail paint and body shops at January 31, 2005 versus January 31, 2004.  The Company did have one more sales day in the third quarter of fiscal 2005 versus fiscal 2004.  However, the primary reason for the sales increase is because on a same-day basis, same-shop sales increased 7.9%; and the combined sales in the fleet and truck center and commercial coatings operations increased by $199,000 in the third quarter of fiscal 2005 from the third quarter of fiscal 2004.

Net sales for the nine months ended January 31, 2005 were $34,871,000, as compared to $35,115,000 for the nine months ended January 31, 2004, a decrease of less than one percent with one less sales day and a weighted-average eight fewer shops from the prior fiscal year.  However, on a same-day basis, same-shop sales increased by 2.6%; and the combined sales in the fleet and truck center and commercial coatings operations increased by $399,000 in the first nine months of fiscal 2005 from the first nine months of fiscal 2004.

The operating loss for the third quarter of fiscal 2005 was $1,092,000, a significant improvement of $619,000, or 36.2%, over the third quarter of fiscal 2004 loss of $1,711,000.  The better operating results in the third quarter of the current fiscal year were primarily due to the same-shop sales increase, greater efficiency in the retail paint and body shops, which resulted in an improved gross margin; and a $100,000 improvement in the combined results of the fleet and truck center and commercial coatings operations.

The operating loss for the nine months ended January 31, 2005 of $89,000 compares very favorably and represents a significant turnaround from the $1,719,000 operating loss in the nine months ended January 31, 2004.  The turnaround in the first nine months of fiscal 2005 from fiscal 2004 was primarily due to the increased same-shop, same-day sales, greater efficiency in the retail paint and body shops (primarily as a result of reduced insurance costs), which resulted in an improved gross margin; and an over $200,000 improvement in the combined results of the fleet and truck center and commercial coatings operations.

Overall, the net loss for the third quarter of fiscal 2005 was $1,303,000, or $0.30 per diluted share; compared to a net loss of $1,951,000, or $0.45 per diluted share, for the third quarter of fiscal 2004.  For the nine months ended January 31, 2005, the net loss was $688,000, or $0.16 per diluted share; compared to a net loss of $2,257,000, or $0.52 per diluted share, for the nine months ended January 31, 2004.

Chris Bement, Chief Executive Officer and President, stated that, “We are pleased to be consistently improving in our comparable-period operating results; and that the positive business trends developed last fiscal year, specifically increases in same-shop, same-day sales in our retail shops, continue into the current fiscal year.  We attained such sales increases in 20 out of the past 22 months and for seven straight quarters.  Furthermore, we continue to improve operating efficiency and currently have a small profit in our combined fleet and truck center and commercial coatings businesses.

This past fiscal quarter we commenced the process to implement an integrated computerized business system and terminated our retention of Ryan Beck & Co., investment bankers, as our exclusive financial advisor.   These actions strongly signal that we are dedicated to operating and enhancing our business and are no longer soliciting any opportunities to sell the Company or to enter into a business combination with another company.

While we have improved our financial results and position over the past two fiscal years, we are burdened with increasing costs inherent to not only us, but public companies in general.  We believe these costs, particularly in light of the Sarbanes-Oxley Act of 2002, will only continue to increase.  In addition, the Company lacks an active trading market for its capital stock and does not expect to access public capital markets in the foreseeable future.  As a result of these and other factors previously communicated, the Board of Directors believes that delisting the Company’s securities from the American Stock Exchange and deregistering with the SEC will save significant administrative costs, permit management to focus more completely on operational matters and enable the redeployment of those resources to create value for the stockholders.  In February, the Company submitted its intent to withdraw from listing with the American Stock Exchange and filed an application for voluntary delisting with the SEC.  The process should ultimately result in the filing of a Form 15 with the SEC; whereby the Company’s obligation to file current and periodic reports, such as Forms 10-K, 10-Q and 8-K, will cease immediately.  However, we do intend to continue to, among other things, report quarterly and annual financial results in news releases, engage an independent accounting firm to perform an annual audit of our financial statements and maintain many of the corporate governance improvements we have made in recent years.

On a personal note, I regret to inform you that Al Buch, a member of the Board of Directors, recently passed away.  We will miss Al and his contributions to the Company.”

Earl Scheib, Inc., founded in 1937, is a nationwide operator of 107 auto paint and body shops located in approximately 100 cities throughout the United States.  In addition, through a wholly-owned subsidiary, Earl Scheib, Inc. manufactures paint coating systems that are used not only by its paint and body shops, but are also sold to original equipment manufacturers.  For more information, visit Earl Scheib on the web at www.earlscheib.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Written and oral statements made by the Company that are not historic in nature are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995, including statements made in this news release and in filings with the Securities and Exchange Commission.  Generally, the words “believe”, “expect”, “hope”, “intend”, “estimate”, “anticipate”, “plan”, “will”, “project”, and similar expressions identify forward-looking statements.  All statements which address operating performance, events, developments or strategies that the Company expects or anticipates in the future are forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the Company’s past experience or current expectations.  The following are some of the risks and uncertainties that may impact the forward-looking statements:  the recent trend in quarterly increases in the Company’s same-shop sales may not continue or be sustainable, the impact of the Company’s retail paint and body shop closures and operational restructuring, the effect of weather, the effect of economic conditions, the impact of competitive products, services, pricing, capacity and supply constraints or difficulties, changes in laws and regulations applicable to the Company, the impact of advertising and promotional activities, the impact of the Company’s expansion of its fleet services, new product rollout and Quality Fleet and Truck Centers, commercial coatings business, the potential adverse effects of certain litigation, financing, insurance or lending constraints, the impact of various tax positions taken by the Company, the outcome of the Company’s application for delisting from the American Exchange and deregistration under the Exchange Act, uncertainty whether trading in the Company’s capital stock will continue on the Pink Sheets or any other forum after delisting and deregistration, whether the Company will realize significant savings from the termination of public reporting or successfully re-allocate management resources, and the other factors discussed in the Company’s reports filed with the Securities and Exchange Administration.

EARL SCHEIB, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For The Quarter Ended January 31,		For The Nine Months Ended January 31,
	2005	2004	2005	2004

Net Sales	$9,732,000	$9,001,000	$34,871,000	$35,115,000
Operating Loss	(1,092,000)	(1,711,000)	(89,000)	(1,719,000)

Gain on Sales of Real Property	—	—	15,000	—

Interest Expense, net	(191,000)	(205,000)	(544,000)	(486,000)
Loss Before Tax	(1,283,000)	(1,916,000)	(618,000)	(2,205,000)
Tax Provision	20,000	35,000	70,000	52,000
Net Loss	$(1,303,000)	$(1,951,000)	$(688,000)	$(2,257,000)

Basic Loss Per Share	$(0.30)	$(0.45)	$(0.16)	$(0.52)

Diluted Loss Per Share	$(0.30)	$(045)	$(0.16)	$(0.52)

Weighted Average Shares Outstanding – Basic	4,388,000	4,380,000	4,382,000	4,380,000

Weighted Average Shares Outstanding - Diluted	4,388,000	4,380,000	4,382,000	4,380,000